Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 68 to Registration Statement 33-73404 on Form N-1A of Northern Funds to the reference to us under the heading “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Chicago, Illinois

September 3, 2009